UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 23, 2003

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On September 23, 2003, The Goldman Sachs Group, Inc. (the “Registrant”) reported net earnings of $677 million for its fiscal third quarter ended August 29, 2003. Earnings per diluted share were $1.32 compared to $1.00 for the third quarter of 2002 and $1.36 for the second quarter of 2003. Annualized return on average tangible shareholders’ equity(1) was 17.8% for the third quarter of 2003 and 18.3% for the first nine months of 2003. Annualized return on average shareholders’ equity was 13.4% for the third quarter of 2003 and 13.8% for the first nine months of 2003.

Net Revenues

Investment Banking

     Net revenues in Investment Banking were $687 million compared to $652 million for the third quarter of 2002 and $659 million for the second quarter of 2003. Net revenues in Financial Advisory were $304 million compared to $315 million for the third quarter of 2002, reflecting continued weakness in industry-wide completed mergers and acquisitions. Net revenues in the firm’s Underwriting business were $383 million compared to $337 million for the same 2002 period, primarily reflecting higher net revenues from debt new issuance activity. The firm’s investment banking backlog declined during the quarter.

Trading and Principal Investments

     Net revenues in Trading and Principal Investments were $1.62 billion compared to $1.49 billion for the third quarter of 2002 and $2.01 billion for the second quarter of 2003.

     Fixed Income, Currency and Commodities (FICC) net revenues of $828 million decreased 37% compared to the same 2002 period, primarily due to weak results in mortgages and currencies, reflecting higher interest rates, widening mortgage spreads and volatile currency markets. Net revenues in interest rate products were lower compared to a particularly strong third quarter of 2002. These decreases were partially offset by higher net revenues in credit products, which benefited from continued narrowing of credit spreads.

     Net revenues in Equities were $441 million compared to $281 million for the third quarter of 2002, primarily due to higher net revenues in equity arbitrage, as well as in the firm’s global shares businesses, partially offset by lower net revenues in equity derivatives, reflecting reduced market volatility.

     Principal Investments recorded net revenues of $346 million, primarily due to an unrealized gain related to the firm’s convertible preferred stock investment in Sumitomo Mitsui Financial Group, Inc. (SMFG) of $277 million, as well as increases in the fair value of other corporate principal investments.

Asset Management and Securities Services

     Net revenues in Asset Management and Securities Services were $1.49 billion compared to $1.50 billion for the third quarter of 2002 and $1.32 billion for the second quarter of 2003.

     Asset Management net revenues of $481 million increased 20% compared to last year’s third quarter, primarily reflecting higher assets under management, the contribution from Ayco, which was acquired on July 1, 2003,(2) and increased incentive income. During the quarter, assets under management increased 5%, reflecting net asset inflows of $10 billion, spread across all asset classes, $4 billion from the acquisition of Ayco, primarily in fixed income and equity assets, and market appreciation of $5 billion, primarily in equity assets.

     Securities Services net revenues were $326 million compared to $266 million for the same 2002 period, primarily reflecting higher customer balances in the firm’s securities lending and margin lending businesses.

     Commissions were $684 million compared to $838 million for the same period last year, primarily reflecting lower equity commissions in the firm’s U.S. shares businesses, reduced clearing fees and lower merchant banking overrides.

Expenses

     Operating expenses were $2.81 billion, essentially unchanged from last year’s third quarter.

     Compensation and benefits of $1.90 billion increased 4% compared to the same period last year, commensurate with higher net revenues. The ratio of compensation and benefits to net revenues was 50% for the first nine months of 2003, consistent with the first nine months of 2002. Employment levels increased 6% during the quarter to 19,476, due primarily to the inclusion of 1,028 employees from the acquisition of Ayco. Excluding Ayco, employment levels were essentially unchanged during the quarter.

     Non-compensation-related expenses of $898 million decreased 8% compared to the same period last year, primarily reflecting lower depreciation and amortization expenses, occupancy expenses, brokerage, clearing and exchange fees, and market development expenses.

     The effective income tax rate was 33% for the first nine months of 2003, down from 34% for the first half of 2003 and 35% for fiscal year 2002. The lower effective income tax rate reflects an increase in tax credits and a change in the firm’s geographic earnings mix.

Capital

     As of August 29, 2003, total capital was $72.89 billion, consisting of $20.44 billion in shareholders’ equity and $52.45 billion in long-term debt.(3) Book value per share was $41.72 based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 489.9 million at period end. Tangible book value per share was $31.12.(1)

     During the quarter, the firm repurchased 3.2 million shares of its common stock at an average price of $85.32 per share. The remaining share authorization under the firm’s existing common stock repurchase program is 9.9 million shares.

Dividend

     The Board of Directors of The Goldman Sachs Group, Inc. declared a dividend of $0.25 per share to be paid on November 24, 2003 to common shareholders of record on October 27, 2003.

Cautionary Note Regarding Forward-Looking Statements

     This Form 8-K contains “forward-looking statements.” These statements are not historical facts but instead represent only the firm’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results, see “Business – Certain Factors That May Affect Our Business” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 29, 2002.

     Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues that the firm expects to earn from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline in general economic conditions, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Business – Certain Factors That May Affect Our Business” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 29, 2002.

The Goldman Sachs Group, Inc. and Subsidiaries

Net Revenues
(unaudited)
($ in millions)

	Three Months Ended			% Change From

	August 29,	May 30,	August 30,	May 30,	August 30,
	2003	2003	2002	2003	2002

Investment Banking

Financial Advisory	$304	$258	$315	18%	(3)%
Underwriting	383	401	337	(4)	14

Total Investment Banking	687	659	652	4	5

Trading and Principal Investments

FICC	828	1,590	1,312	(48)	(37)
Equities	441	446	281	(1)	57
Principal Investments	346	(28)	(100)	N.M.	N.M.

Total Trading and Principal Investments	1,615	2,008	1,493	(20)	8

Asset Management and Securities Services

Asset Management	481	404	400	19	20
Securities Services	326	279	266	17	23
Commissions	684	635	838	8	(18)

Total Asset Management and Securities Services	1,491	1,318	1,504	13	(1)

Total net revenues	$3,793	$3,985	$3,649	(5)	4

	Nine Months Ended		% Change From

	August 29,	August 30,	August 30,
	2003	2002	2002

Investment Banking

Financial Advisory	$899	$1,200	(25)%
Underwriting	1,165	1,107	5

Total Investment Banking	2,064	2,307	(11)

Trading and Principal Investments

FICC	4,297	3,677	17
Equities	1,236	804	54
Principal Investments	241	(222)	N.M.

Total Trading and Principal Investments	5,774	4,259	36

Asset Management and Securities Services

Asset Management	1,340	1,266	6
Securities Services	856	735	16
Commissions	1,931	2,531	(24)

Total Asset Management and Securities Services	4,127	4,532	(9)

Total net revenues	$11,965	$11,098	8

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings
(unaudited)

	Three Months Ended			% Change From

	August 29,	May 30,	August 30,	May 30,	August 30,
	2003	2003	2002	2003	2002

	(in millions, except per share amounts and employees)
Revenues
Investment banking	$592	$556	$593	6%	-%
Trading and principal investments	1,113	1,526	1,107	(27)	1
Asset management and securities services	1,169	1,036	1,253	13	(7)
Interest income	2,841	2,867	2,919	(1)	(3)

Total revenues	5,715	5,985	5,872	(5)	(3)

Interest expense	1,922	2,000	2,223	(4)	(14)

Revenues, net of interest expense	3,793	3,985	3,649	(5)	4

Operating expenses
Compensation and benefits	1,896	1,992	1,824	(5)	4
Amortization of employee initial public offering and acquisition awards	19	34	57	(44)	(67)

Brokerage, clearing and exchange fees	218	200	236	9	(8)
Market development	62	64	75	(3)	(17)
Communications and technology	119	119	125	-	(5)
Depreciation and amortization	130	139	161	(6)	(19)
Amortization of identifiable intangible assets	40	46	31	(13)	29
Occupancy	151	177	172	(15)	(12)
Professional services and other	178	176	174	1	2

Total non-compensation expenses	898	921	974	(2)	(8)

Total operating expenses	2,813	2,947	2,855	(5)	(1)

Pre-tax earnings	980	1,038	794	(6)	23
Provision for taxes	303	343	272	(12)	11

Net earnings	$677	$695	$522	(3)	30

Earnings per share
Basic	$1.39	$1.43	$1.05	(3)	32
Diluted	1.32	1.36	1.00	(3)	32

Average common shares outstanding
Basic	488.5	485.8	494.9	1	(1)
Diluted	511.7	510.2	520.4	-	(2)

Employees at period end (4)	19,476	18,421	20,647	6	(6)

Ratio of compensation and benefits to revenues, net of interest expense	50%	50%	50%

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings
(unaudited)

	Nine Months Ended		% Change From

	August 29,	August 30,	August 30,
	2003	2002	2002

	(in millions, except per share amounts)
Revenues
Investment banking	$1,774	$2,123	(16)%
Trading and principal investments	4,412	3,384	30
Asset management and securities services	3,268	3,810	(14)
Interest income	8,340	8,489	(2)

Total revenues	17,794	17,806	-

Interest expense	5,829	6,708	(13)

Revenues, net of interest expense	11,965	11,098	8

Operating expenses
Compensation and benefits	5,982	5,549	8
Amortization of employee initial public offering and acquisition awards	102	265	(62)

Brokerage, clearing and exchange fees	608	653	(7)
Market development	181	231	(22)
Communications and technology	355	401	(11)
Depreciation and amortization	426	451	(6)
Amortization of identifiable intangible assets	118	94	26
Occupancy	551	457	21
Professional services and other	606	463	31

Total non-compensation expenses	2,845	2,750	3

Total operating expenses	8,929	8,564	4

Pre-tax earnings	3,036	2,534	20
Provision for taxes	1,002	925	8

Net earnings	$2,034	$1,609	26

Earnings per share
Basic	$4.17	$3.24	29
Diluted	3.98	3.04	31

Average common shares outstanding
Basic	487.9	497.2	(2)
Diluted	511.3	528.5	(3)

Ratio of compensation and benefits to revenues, net of interest expense	50%	50%

The Goldman Sachs Group, Inc. and Subsidiaries

Average Daily VaR (5)
(unaudited)
($ in millions)

	Three Months Ended

	August 29,	May 30,	August 30,
Risk Categories	2003	2003	2002

Interest rates	$47	$39	$35
Equity prices	24	24	21
Currency rates	14	18	19
Commodity prices	19	16	11
Diversification effect (6)	(40)	(38)	(39)

Firmwide	$64	$59	$47

* * *

Assets Under Management (7) (unaudited) ($ in billions)

	As of			% Change From

	August 31,	May 31,	August 31,	May 31,	August 31,
	2003	2003	2002	2003	2002

Money markets	$93	$91	$100	2%	(7)%
Fixed income and currency	111	108	94	3	18
Equity	96	86	81	12	19
Alternative investments	65	61	61	7	7

Assets under management	$365	$346	$336	5	9

	Three Months Ended

	August 31,	May 31,	August 31,
Assets Under Management	2003	2003	2002

Balance, beginning of period	$346	$346	$350
Net asset inflows/(outflows) (8)	14	(18)	(2)
Net market appreciation/(depreciation)	5	18	(12)

Balance, end of period	$365	$346	$336

* * *

Principal Investments (unaudited) ($ in millions)

	As of August 29, 2003

	Corporate	Real Estate	Total

Private	$974	$767	$1,741
Public	229	60	289
SMFG convertible preferred stock (9)	1,410	–	1,410

Total	$2,613	$827	$3,440

Footnotes

(1)	Tangible shareholders’ equity equals total shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible shareholders’ equity is a meaningful measure because it reflects the equity deployed in the firm’s businesses. Annualized return on average tangible shareholders’ equity is computed by dividing annualized net earnings by average monthly tangible shareholders’ equity. Tangible book value per share is computed by dividing tangible shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements. The following table sets forth the reconciliation of shareholders’ equity to tangible shareholders’ equity:

	Average for the		As of

	Nine Months	Three Months
	Ended	Ended
	August 29, 2003	August 29, 2003	August 29, 2003

		(unaudited, $ in millions)

Shareholders’ equity	$19,711	$20,193	$20,438
Deduct: Goodwill and identifiable intangible assets	(4,878)	(4,980)	(5,191)

Tangible shareholders’ equity	$14,833	$15,213	$15,247

(2)	On July 1, 2003, The Goldman Sachs Group, Inc. acquired The Ayco Company, L.P. (Ayco), a leading provider of sophisticated, fee-based financial counseling in the United States.

(3)	Includes long-term debt of approximately $3.0 billion issued by William Street Funding Corporation (a wholly-owned subsidiary of The Goldman Sachs Group, Inc. formed to raise funding to support loan commitments made by another William Street entity to investment-grade clients) and $1.2 billion issued by consolidated variable interest entities, in each case, where the holders of the debt have no recourse to the general credit of the firm.

(4)	Excludes employees of Goldman Sachs’ property management subsidiaries. Substantially all of the costs of these employees are reimbursed to Goldman Sachs by the real estate investment funds to which these companies provide property management services. Total employees also excludes employees of certain consolidated entities that are held for investment purposes only.

(5)	VaR is the potential loss in value of Goldman Sachs’ trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm’s trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no uniform industry methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see Part II, Item 7A “Quantitative and Qualitative Disclosures about Market Risk” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 29, 2002.

(6)	Equals the difference between firmwide VaR and the sum of the VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.

(7)	Substantially all assets under management are valued as of calendar month end.

(8)	For the three months ended August 31, 2003, includes $4 billion from the acquisition of Ayco.

(9)	Includes the impact of foreign exchange revaluation on the investment, for which the firm maintains an economic hedge.

Item 7. Financial Statements and Exhibits.

     The following exhibit is furnished as part of this Report on Form 8-K:

99.1	Press release of the Registrant dated September 23, 2003 containing financial information for its fiscal third quarter ended August 29, 2003.

Item 12. Results of Operations and Financial Condition.

     On September 23, 2003, the Registrant reported its earnings for its fiscal third quarter ended August 29, 2003. A copy of the Registrant’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

     The information furnished pursuant to Item 12, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: September 23, 2003	By:	/s/ Dan H. Jester

Name: Dan H. Jester Title: Vice President and Deputy Chief Financial Officer